Exhibit 21

Subsidiaries of

The Manitowoc Company, Inc.(WI)

1.	Axiome de Re SA	(Luxembourg)
2.	Beleggingsmaatsch appli Interbu BV	(Netherlands)
3.	Berisford (Jersey) Limited	(Jersey, Ch. Islands)
4.	Berisford (Overseas) Ltd.	(United Kingdom)
5.	Berisford (UK) Ltd.	(United Kingdom)
6.	Berisford Bristar (Investments) Ltd.	(United Kingdom)
7.	Berisford Bristar Ltd.	(United Kingdom)
8.	Berisford Chrter Residential Ltd.	(United Kingdom)
9.	Berisford Holdings Ltd.	(United Kingdom)
10.	Berisford Inc.	(Delaware)
11.	Berisford Industries, Ltd.	(United Kingdom)
12.	Berisford Ltd.	(United Kingdom)
13.	Berisford Metals Corporation	(Delaware)
14.	Berisford Properties (USA) Ltd.	(Delaware)
15.	Berisford Treasury Ltd.	(United Kingdom)
16.	Boek-en Offset Drukkerij Kuyte BV	(Netherlands)
17.	Cable Street Ltd.	(United Kingdom)
18.	Cadillon GmbH	(Germany)
19.	Charles Needham Industries Inc.	(Texas)
20.	Cleveland Range LLC	(Delaware)
21.	Cleveland Range Ltd.	(Canada)
22.	Convotherm Elektrogerate GmbH	(Germany)
23.	Convotherm India Private Limited	(India)
24.	Convotherm Ltd	(United Kingdom)
25.	Convotherm Singapore Pte Ltd	(Singapore)
26.	Craneheath Ltd.	(United Kingdom)
27.	Cross Lane Holdings Limited	(Jersey, Ch. Islands)
28.	DRI Holding Company LP	(Delaware)
29.	Ecclesfield Properties Ltd	(United Kingdom)
30.	Elvadene Ltd.	(United Kingdom)
31.	Enodicom Limited	(United Kingdom)
32.	Enodicom Number 2 Limited	(United Kingdom)
33.	Enodis Clifton Park, Ltd.	(United Kingdom)
34.	Enodis commercial Foodservice Equipment (Shanhai) Co. Ltd.	(China)
35.	Enodis Corporation	(Delaware)
36.	Enodis Deutschland GmbH	(Germany)

37.	Enodis France S.A.	(France)
38.	Enodis Group Holdings US Inc.	(Delaware)
39.	Enodis Group — Italian Branch	(Italy)
40.	Enodis Group Ltd.	(United Kingdom)
41.	Enodis Hanover	(United Kingdom)
42.	Enodis Holding Deutschland GmbH	(Germany)
43.	Enodis Holdings Inc.	(Delaware)
44.	Enodis Holdings, Ltd.	(United Kingdom)
45.	Enodis Industrial Holdings Ltd.	(United Kingdom)
46.	Enodis International Ltd.	(United Kingdom)
47.	Enodis Investments Ltd.	(United Kingdom)
48.	Enodis Limited Ltd.	(United Kingdom)
49.	Enodis Maple Leaf Limited	(Canada)
50.	Enodis Nederland B.V.	(Netherlands)
51.	Enodis Oxford	(United Kingdom)
52.	Enodis Property Group Ltd.	(United Kingdom)
53.	Enodis Regent	(United Kingdom)
54.	Enodis Strand Ltd.	(United Kingdom)
55.	Enodis Technology Center, Inc.	(Delaware)
56.	Enodis UK Ltd.	(United Kingdom)
57.	Environmental Rehab, Inc.	(Wisconsin)
58.	Erlanger Minerals and Metals Inc.	(Delaware)
59.	Fabristeel (M) Sdn Bhd	(Malaysia)
60.	Fabristeel Private Limited	(Singapore)
61.	Frau Foodservice SAU	(Spain)
62.	Frymaster LLC	(Louisiana)
63.	FSV Private Limited	(Singapore)
64.	Garland Catering Equipment Ltd.	(United Kingdom)
65.	Garland Commercial Industries LLC	(Delaware)
66.	Garland Commercial Ranges Ltd.	(Canada)
67.	Glenluce Ltd.	(Isle of Man)
68.	Grove Cranes Ltd.	(United Kingdom)
69.	Grove Cranes S.L.	(Spain)
70.	Grove Europe Pension Trustees Limited	(United Kingdom)
71.	Grove U.S. L.L.C.	(Delaware)
72.	H. Tieskens Beheer BV	(Netherlands)

73.	H. Tieskens Exploitatie BV	(Netherlands)
74.	Homark Holdings Ltd.	(United Kingdom)
75.	Inducs	(Switzerland)
76.	Jackson MSC LLC	(Delaware)
77.	Kitchen Ventilation Services Ltd	(United Kingdom)
78.	Kitecroft Ltd.	(United Kingdom)
79.	Kysor Business Trust	(Delaware)
80.	Kysor do Brasil Ltd	(Brazil)
81.	Kysor Holdings Inc.	(Delaware)
82.	Kysor Industrial Corp.	(Michigan)
83.	Kysor Industrial Corporation	(Nevada)
84.	Kysor Nevada Holding Corporation	(Nevada)
85.	Kysor Warren de Mexico S. De RL de CV	(Mexico)
86.	Kysor Warren Services S. De RL De CV	(Mexico)
87.	Liftlux Potain GmbH	(Germany)
88.	Lincoln Foodservice Products LLC	(Indiana)
89.	Magnet Group Supplementary Trustees Ltd	(United Kingdom)
90.	Manimex S.A. de C.V.	(Mexico)
91.	Manitowoc (Bermuda) Ltd.	(Bermuda)
92.	Manitowoc (China) Refrigeration Co., Ltd.	(China)
93.	Manitowoc (Mauritius) Ltd.	(Mauritius)
94.	Manitowoc Asia Global Sourcing	(China)
95.	Manitowoc Beverage Systems Ltd.	(United Kingdom)
96.	Manitowoc CP, Inc.	(Nevada)
97.	Manitowoc Crane Companies, LLC	(Wisconsin)
98.	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
99.	Manitowoc Crane Group (Brazil)	(Brazil)
100.	Manitowoc Crane Group (UK) Limited	(United Kingdom)
101.	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
102.	Manitowoc Crane Group Australia Pty. Ltd.	(Australia)
103.	Manitowoc Crane Group Chile Limitada	(Chile)
104.	Manitowoc Crane Group CIS	(Russia)
105.	Manitowoc Crane Group Czech Republic S.R.O.	(Czech Republic)
106.	Manitowoc Crane Group France SAS	(France)
107.	Manitowoc Crane Group Germany GmbH	(Germany)
108.	Manitowoc Crane Group Holding Germany GmbH	(Germany)
109.	Manitowoc Crane Group Hungary Kft	(Hungary)
110.	Manitowoc Crane Group Iberia SL	(Spain)

111.	Manitowoc Crane Group Italy Srl	(Italy)
112.	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
113.	Manitowoc Crane Group ME	(Dubai, UAE)
114.	Manitowoc Crane Group Mexico SRL de CV	(Mexico)
115.	Manitowoc Crane Group Netherlands B.V.	(The Netherlands)
116.	Manitowoc Crane Group Portugal Ltda	(Portugal)
117.	Manitowoc Crane Group Slovakia SRO	(Slovak Republic)
118.	Manitowoc Crane Group U.S. Holdings LLC	(Tennessee)
119.	Manitowoc Crane Group, Inc.	(Philippines)
120.	Manitowoc Crane Trading India Private Limited	(India)
121.	Manitowoc Cranes, LLC	(Wisconsin)
122.	Manitowoc Credit (China) Leasing Company Ltd.	(China)
123.	Manitowoc EMEA Holding Sarl	(France)
124.	Manitowoc Equipment Works, Inc.	(Nevada)
125.	Manitowoc Europe Holdings Ltd.	(United Kingdom)
126.	Manitowoc Finance (Luxembourg) Sarl	(Luxembourg)
127.	Manitowoc Foodservice Companies, LLC	(Wisconsin)
128.	Manitowoc Foodservice Europe Srl	(Italy)
129.	Manitowoc Foodservice International SAS	(France)
130.	Manitowoc FP, Inc.	(Nevada)
131.	Manitowoc France SAS	(France)
132.	Manitowoc FSG International Holdings, Inc.	(Nevada)
133.	Manitowoc FSG Operations, Inc.	(Nevada)
134.	Manitowoc FSG Services, LLC	(Wisconsin)
135.	Manitowoc FSG U.S. Holding, LLC	(Delaware)
136.	Manitowoc Funding LLC	(Nevada)
137.	Manitowoc GEC Limited	(Ireland)
138.	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
139.	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
140.	Manitowoc Holding Asia SAS	(France)
141.	Manitowoc Holdings BV	(Netherlands Antilles)
142.	Manitowoc Insurance Company Ltd.	(Barbados)
143.	Manitowoc International (Shanghai) Trading Co., Ltd	(China)
144.	Manitowoc MEC, Inc.	(Nevada)
145.	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
146.	Manitowoc Potain Ltd	(United Kingdom)
147.	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
148.	Manitowoc TJ, S.R.L. de C.V.	(Mexico)
149.	Manitowoc Worldwide Holdings (France) SAS	(France)
150.	Manitowoc Worldwide Holdings (France) SCS	(France)
151.	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
152.	Manston Ltd.	(Brit. Virgin Islands)

153.	McCann’s Engineering & Manufacturing Co., LLC	(California)
154.	Mealstream (UK) Ltd	(United Kingdom)
155.	Meliora Spectare Ltd.	(United Kingdom)
156.	Merco/Savory LLC	(Delaware)
157.	Merrychef Holdings Ltd.	(United Kingdom)
158.	Merrychef Ltd	(United Kingdom)
159.	Merrychef Projects Ltd	(United Kingdom)
160.	MMG Holding Co., LLC	(Nevada)
170.	MTW (Barbados) SRL	(Barbados)
171.	MTW County Ltd.	(United Kingdom)
172.	Multiplex GmbH	(Germany)
173.	Nanhai Fabristeel Kitchen Ware Co. Ltd.	(China)
174.	New Ton Food Equipment Co. Ltd.	(Thailand)
175.	Potain GmbH	(Germany)
176.	Potain India Pte. Ltd.	(India)
177.	Potain Ire Ltd	(Ireland)
178.	Potain Technick GmbH	(Germany)
179.	Pumpcroft Ltd.	(United Kingdom)
180.	S&W Berisford Ltd.	(United Kingdom)
181.	SAW Technologies Ltd.	(United Kingdom)
182.	Shanghai Fabristeel Foodservice Int Trade Co. Ltd.	(China)
183.	Societe de Participation Minoritaire Sarl	(France)
184.	Solum Grundsücks Vermeitungs GmbH	(Germany)
185.	Steamhammer Ltd	(United Kingdom)
186.	The Delfield Company LLC	(Delaware)
187.	The Homark Group Ltd.	(United Kingdom)
188.	TRUpour Limited	(Ireland)
189.	Turner Curzon Ltd.	(United Kingdom)
190.	Twilight Brand Ltd	(United Kingdom)

191.	Viscount Catering Ltd	(United Kingdom)
192.	Waterroad Company Ltd.	(United Kingdom)
193.	Welbilt Corporation	(Delaware)
194.	Welbilt Corporation Foundation	(Michigan)
195.	Welbilt Holding Company	(Delaware)
196.	Welbilt Manufacturing (Thailand) Ltd	(Thailand)
197.	Welbilt UK Ltd	(United Kingdom)
198.	Welbilt Walk-Ins Delaware LP	(Delaware)
199.	Westran Corporation	(Michigan)
200.	Whitlenge Acquisition Ltd.	(United Kingdom)
201.	Whitlenge Drink Equipment Ltd	(United Kingdom)